Exhibit 5.1

Simpson Thacher & Bartlett LLP

425 LEXINGTON AVENUE NEW YORK, NY 10017-3954
TELEPHONE: +1-212-455-2000 FACSIMILE: +1-212-455-2502
Direct Dial Number	E-mail Address

November 17, 2022

The Hain Celestial Group, Inc.

1111 Marcus Avenue

Lake Success, NY 11042

Ladies and Gentlemen:

We have acted as counsel to The Hain Celestial Group, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the issuance by the Company of up to 13,541,880 shares of Common Stock, $.01 par value per share, of the Company (the “Shares”) pursuant to The Hain Celestial Group, Inc. 2022 Long Term Incentive and Stock Award Plan (the “Plan”).

We have examined the Registration Statement, the Restated Certificate of Incorporation of the Company and the Plan, each of which have been filed with the Commission as exhibits to the Registration Statement. In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.

BEIJING	HONG KONG	HOUSTON	LONDON	LOS ANGELES	NEW YORK	PALO ALTO	SÃO PAULO	TOKYO

Simpson Thacher & Bartlett LLP
The Hain Celestial Group, Inc.	-2-	November 17, 2022

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that upon issuance and delivery in accordance with the Plan, the Shares will be validly issued, fully paid and nonassessable.

We do not express any opinion herein concerning any law other than the Delaware General Corporation Law.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP